EXHIBIT 10.3

                         AMENDMENT TO LICENSE AGREEMENT

This amendment to the Agreement ("Amendment") when executed by both parties, is effective as of the 25" day of September, 2003, by and between Genio Group Inc. ("Licensee") and Marvel Characters, Inc. and Marvel Enterprises, Inc. ("Marvel"). For the avoidance of doubt Licensee acknowledges and agrees Genio Group Inc. is the parent company of Genio Inc. and Tele-V, Inc.

Reference is made to the license agreement between Licensee and Marvel dated 27th day of March, 2003 (the "Agreement"). All terms used herein which have been defined in the Agreement shall have the same meaning as set forth in the Agreement.

In   consideration   of  One  Dollar   ($1.OO)  and  other  good  and   valuable
consideration, the receipt and sufficiency of which is hereby acknowledged, Marvel and Licensee hereby agree that the Agreement is "amended as follows:

1. Section l(k) - Rovalty Rate: shall be deleted in its entirety and r eplaced with the following:

The Royalty Rates identified below shall be applied retroactively against Nets Sales commencing on March 27, 2003 with all additional royalties due payable with the next royalty payment.

Cumulative Net                         Sales Royalty Rate
--------------                         ------------------

$0 - $10,000,000                       Twelve percent (12%) of Net Sales.

$10,000,001 - $20,000,000              Sixteen percent (16%) of Net Sales.

$20,000,00 1 - +                       Eighteen percent (18%) of Net Sales.

Seven Percent (7%) of Retail Sales for all direct to consumer sales.

Four and one half percent (4.5%) shall be added to Royalty Rates if Licensed Articles are sold F.O.B. from a shipping point outside of the United States.

2. In addition to the Advertising and Promotion Commitment in the Agreement, Licensee shall receive two (2) additional pages of advertising in Marvel's Comic Books at no cost.

In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of the Amendment shall prevail. Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound thereby the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

MARVEL CHARACTERS, INC.
MARVEL ENTERPRISES, INC.                GENIO GROUP, INC.

By: /s/ Allen S. Lipson                 By: /s/ Shai Bar-Lavi
   --------------------------------        --------------------------------

Name: Allen S. Lipson                   Name: Shai Bar-Lavi
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Title: President and CEO                Title: CEO
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Date:  September 30, 2003               Date:  September 30, 2003
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